Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186	Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

NEWS

Vista Gold Corp. Grows Mt. Todd Estimated Measured & Indicated Gold Resources to over 7 Million Ounces

Denver, Colorado, September 4, 2012 - Vista Gold Corp. (TSX & NYSE MKT: VGZ) (“Vista” or the “Company”) today reported the results of an updated mineral resource estimate for the Batman deposit at the Company’s Mt. Todd gold project in Northern Territory, Australia.

The updated mineral resource estimate includes 18 drill holes (13,036 total meters) from the Company’s ongoing resource conversion drilling program at the Mt. Todd gold project.  The Batman deposit is now estimated to contain 7.01 million ounces of gold in the Measured and Indicated categories and 2.09 million ounces in the Inferred category.  The drilling program is ongoing and new results are expected to be included in a further updated resource estimate that will be the basis for a feasibility study, which the Company expects to release in early 2013.

Frederick H. Earnest, President and CEO of Vista, stated, “I am very pleased with the continued growth in the estimated gold resource of the Batman deposit and we have not yet completed our drill program.  This updated resource estimate represents an increase of over one million ounces in the Measured and Indicated categories since our last resource estimate in September 2011 and an increase of over 1.8 million ounces of Measured and Indicated categories since the completion of the January 2011 preliminary feasibility study.  These estimates support the decision to evaluate a project larger than the 30,000 tonnes per day operation contemplated in our January 2011 preliminary feasibility study (the “PFS”).  The results of our past and ongoing drilling programs combined with technical evaluations currently in progress support my belief that Mt. Todd is becoming a world-class gold project in one of the world’s more favorable mining jurisdictions.”

Highlights of the updated mineral resource estimate include:

•                  A 17% increase in contained gold ounces in the Measured and Indicated categories (+1,024,000 ozs) compared to the previous resource estimate (September 2011); and

•                  A 37% increase in contained gold ounces in the Measured and Indicated categories (+1,882,000 ozs) compared to the PFS.

The new mineral resource estimate for the Batman deposit, as of August 31, 2012, is presented in the table below.  The mineral resource estimate is reported at a cutoff grade of 0.40 grams of gold per tonne (0.015 ounces gold per ton), the same cut-off grade as the Company’s previous estimates.  The estimate was prepared using GEMCOM software and used whole block kriging to estimate block values.

August 2012 Mt. Todd Resource Estimate — Batman Deposit

Resource Classification	Metric Tonnes (x 1000)	Average Grade (grams/tonne)	Short Tons (x 1000)	Average Grade (ounces/ton)	Contained Gold Ounces (x 1000)
Measured	75,101	0.88	82,784	0.026	2,127
Indicated	186,299	0.82	205,357	0.024	4,879
Measured & Indicated	261,400	0.83	288,141	0.024	7,007
Inferred	88,774	0.73	97,856	0.021	2,093

Note: minor rounding errors may occur

A historic summary of estimated resources at the Batman deposit is presented in the table below.

Category	Tonnes (x1,000)	Average Grade (grams/tonne)	Contained Gold Ounces (x1,000)

August 2012
Measured	75,101	0.88	2,127
Indicated	186,299	0.82	4,879
Measured& Indicated	261,400	0.83	7,007
Inferred	88,774	0.73	2,093

September 2011
Measured	67,166	0.88	1,897
Indicated	154,836	0.82	4,089
Measured& Indicated	222,022	0.84	5,987
Inferred	103,563	0.78	2,612

January 2011 PFS
Measured	52,919	0.91	1,543
Indicated	138,020	0.81	3,581
Measured& Indicated	190,939	0.84	5,125
Inferred	94,008	0.74	2,244

June 2006[1]
Measured	22,095	0.89	629
Indicated	45,715	0.88	1,294
Measured& Indicated	67,810	0.88	1,923
Inferred	61,754	0.84	1,672

Note: minor rounding errors may occur.  All estimated resources are shown using a 0.4 g/t cutoff

1 Vista’s first resource estimate

The updated mineral resource estimate was completed on August 31, 2012 by TetraTech MM, Inc. of Golden, Colorado, pursuant to Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”).  This updated gold resource estimate was completed by or under the supervision of Dr. Rex Bryan, SME Registered Member, an independent Qualified Person (as defined in NI 43-101), utilizing standard industry software and resource estimation methodology.  Dr. Bryan has reviewed and approved the technical and scientific information contained in this press release.  Previous technical reports contain extensive geologic and technical information related to the deposit for which the estimate is prepared.  The last technical report was filed on SEDAR on April 11, 2012, and is entitled “Amended and Restated - NI 43-101 Technical Report - Resource Update - Mt. Todd Gold Project — Northern Territory, Australia” and was issued on April 11, 2012 with an effective date of September 6, 2011.  This updated resource estimate incorporates the results of 12,820 new assay intervals from 18 drill holes (all core holes) totaling 13,036 meters drilled by Vista in 2011 and 2012 with sample preparation and assaying completed by North Australia Laboratories.  These results are in addition to the results of drilling and assaying completed by BHP Resources Pty Ltd., Zapopan NL, Pegasus Gold Australia Pty Ltd. and Vista, which were used in the previous updates of the Mt. Todd mineral resource estimate.  In addition, Vista completed a preliminary feasibility study for the project, the results of which were announced on January 4, 2011.  The press release and full technical reports are available on Vista’s website (www.vistagold.com) and on SEDAR.  We expect to file on SEDAR a technical report for the updated mineral resource estimate within 45 days of this press release.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista is advancing exploration on its Guadalupe de los Reyes gold/silver project in Mexico and has recently granted Invecture Group, S.A. de C.V. a right to earn a 62.5% interest in the Concordia gold project, in Mexico. Vista’s other holdings include the Awak Mas gold project in Indonesia and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, mineral resource and reserve estimates, the timing and completion of a technical report on the updated mineral resource estimate on the Mt. Todd gold project, the further update on the Mt. Todd mineral resource estimate that will form the basis of a feasibility study, the evaluation of a larger plant at the Mt. Todd gold project, the timing and completion of a feasibility study on the Mt. Todd gold project, and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of  anticipated drilling activities at the Guadalupe de los Reyes gold/silver project and the completion of the preliminary economic assessment, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2012 and Vista’s Amendment 1 to its Annual Report filed on April 5, 2012 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  This press release uses the term “mineral resource.”  We advise U.S. investors that while the term is recognized by Canadian regulations, the term is not a defined term under the United States Securities and Exchange Commission’s (the “SEC”)  Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. Mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of these mineral resources will ever be upgraded to a higher category.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.